UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2014

M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On February 6, 2014, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of executive officers of the Company.

2013 EXECUTIVE COMPENSATION

Executive Bonus for 2013

Two of the Company’s executive officers, Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, Chief Operating Officer, are eligible for awards under the Company’s 2013 Executive Officer Performance-Based Compensation Plan approved by the Company's shareholders (the “2013 Performance-Based Plan”).

As previously disclosed in the Company’s 2013 Proxy Statement filed on February 6, 2013, and in its Form 8-K filed February 4, 2013, no bonus payment could be earned for 2013 under the 2013 Performance-Based Plan unless the Company’s adjusted pre-tax return on beginning equity (excluding any charge for debt extinguishment) exceeded 6%. Upon satisfying that pre-condition, the Performance Goal for fiscal year 2013 provided that, as a performance objective, homebuilding pretax income per weighted average diluted share outstanding, excluding any charge for debt extinguishment (“Homebuilding EPS”) must be achieved to earn a bonus, using the following thresholds:

●	At least $0.76 to qualify for the minimum bonus level of $3.5 million;
●	At least $0.90 to qualify for the target bonus level of $6.0 million; and
●	At least $1.87 to qualify for the maximum bonus level of $10.0 million.

On February 6, 2014, the Committee determined that the condition had been met and the performance objectives and the 2013 Performance Goal under the 2013 Performance Based Plan had been achieved at the maximum level with a bonus opportunity payout of $10.0 million to each of Messrs. Mizel and Mandarich.

In its 2013 Proxy Statement, the Company also disclosed that its Chief Financial Officer, John M. Stephens, and its General Counsel, Michael Touff, would be entitled to an annual bonus for 2013 of up to a specified percentage of base pay depending on the respective performance of each executive regarding Key Performance Indicators (“KPIs”) established for his position. The Compensation Committee consulted with the Company’s Chief Executive Officer, Larry A. Mizel, and the Chief Operating Officer, David D. Mandarich, and, as noted in its Form 8-K filed on July 24, 2013, established KPIs for each of Mr. Stephens and Mr. Touff for 2013.

On February 6, 2014, the Committee determined that Mr. Stephens had achieved the target level of his KPIs, resulting in a performance bonus of $425,000, and that Mr. Touff had exceeded the target level of each of his KPIs, resulting in a performance bonus of $450,000. For Mr. Stephens and Mr. Touff, $100,000 and $50,000, respectively, of the total actual bonus was paid in restricted stock granted and valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the grant date. The restricted stock awards are evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

Executive Long Term Equity Awards

As disclosed in its Form 8-K filed March 9, 2012 and in the Company’s 2012 Proxy Statement filed on April 2, 2012, the Committee previously granted a long term performance-based non-qualified stock option to each of Mr. Mizel and Mr. Mandarich for 500,000 shares of common stock under the Company’s 2011 Equity Incentive Plan. As disclosed, no further stock option grants will be awarded by the Company to Messrs. Mizel and Mandarich during the years 2012, 2013 and 2014.

Also on February 6, 2014, the Compensation Committee awarded each of Messrs. Stephens and Touff a stock option award under the 2011 Equity Incentive Plan covering 25,000 shares. Each option vests (become exercisable) as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates of the grant if the executive is employed on those dates. The stock option grants are evidenced by the form of Stock Option Agreement filed as Exhibit 10.3 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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M.D.C. HOLDINGS, INC.

Dated: February 7, 2014	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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